Exhibit 10.41

EXECUTION COPY

Note

As a guide to reading this amendment please note that when the amendment amends and restates a section of the existing credit agreement the additions to the text of such section are shown in boldface. Completely new sections are shown entirely in boldface.

AMENDMENT NO. 1 TO CREDIT AGREEMENT

Amendment No. 1 dated as of April 22, 2008 (this “Amendment”) to the Second Amended and Restated Credit Agreement dated as of May 25, 2007 (the “Existing Credit Agreement” and as hereby amended, the “Credit Agreement”), among HOST HOTELS & RESORTS, L. P. (f/k/a HOST MARRIOTT, L.P.), a Delaware limited partnership (the “U.S. Borrower”), HOST HOLDING BUSINESS TRUST (as successor by merger to “Host Euro Business Trust”), a Maryland business trust (the “U.S. Subsidiary Borrower”), each CANADIAN REVOLVING LOAN BORROWER from time to time party thereto, the existing Lenders party thereto (the “Existing Lenders”), and DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), each of the Persons becoming Lenders by the execution of this Amendment (the “Joining Lenders”), the Plegdors (as defined in the Credit Agreement) and Guarantors (as defined in the Credit Agreement).

WITNESSETH:

WHEREAS, the U.S. Borrower, the U.S. Subsidiary Borrower, the Canadian Revolving Loan Borrowers, the Administrative Agent, and the Existing Lenders have entered into the Existing Credit Agreement, pursuant to which the Existing Lenders have made available to the Borrowers a revolving credit facility, including a letter of credit facility; and

WHEREAS, pursuant to Section 2.16(d) of the Existing Credit Agreement the Borrower has requested a term loan tranche in an aggregate amount of up to $215,000,000 (such term loan tranche being referred to herein as the “2008 Incremental Term Facility”), which may be made on up to two different dates, all as set forth herein, and the Administrative Agent and the Lenders and Joining Lenders signatory hereto are willing to effect such addition of an Incremental Term Facility on the terms and conditions contained in this Amendment; and

WHEREAS, this Amendment is entered into pursuant to Section 2.16(d), 14.11(c) and 14.11(d) of the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions. Capitalized terms used in this Amendment not otherwise defined herein shall have the respective meanings given thereto in the Existing Credit Agreement. As used herein, the term “First Amendment Effective Date” shall mean the date on which the conditions set forth in Section 24 of this Amendment are satisfied.

Section 2. Amendments to Section 1.01 of the Existing Credit Agreement.

(a) Section 1.01 of the Existing Credit Agreement is amended on the First Amendment Effective Date by adding the following definitions in the appropriate alphabetical order or replacing the existing definition therein with the following definition, as the case may be:

“Arranger” shall mean Deutsche Bank Securities Inc. and Banc of America Securities LLC, in each case as Joint-Lead Arrangers and Joint Book Running Managers; provided that with respect to the 2008 Incremental Term Loans and the 2008 Incremental Term Loan Lenders, such term shall mean Deutsche Bank Securities Inc. as Sole Lead Arranger and Sole Book Running Manager.

“Base Rate Loan” shall mean (i) with respect to Revolving Loans, each Dollar Revolving Loan designated or deemed designated as such by the respective Borrower at the time of the incurrence thereof or conversion thereto, and (ii) with respect to Term Loans (including 2008 Incremental Term Loans), each Term Loan (including each 2008 Incremental Term Loan) designated or deemed designated as such by the U.S. Borrower at the time of the incurrence thereof or conversion thereto.

“Borrowers” shall mean and include (i) the U.S. Borrower, (ii) all Canadian Revolving Loan Borrowers and (iii) the U.S. Subsidiary Borrower. Each reference in this Agreement or any other Credit Document to any “Borrower” shall mean, if the respective reference relates to the Obligations of a Borrower or its liabilities to make payments of principal, interest, fees or other amounts with respect to any outstanding Obligation, the respective Person which is the Borrower of the respective Loans. Each other reference in this Agreement or any other Credit Document to a Borrower (including without limitation for purposes of the representations and warranties, covenants and events of default) shall mean, unless the context otherwise indicates, any Person which, either individually or jointly and severally, is a Borrower hereunder (including the U.S. Borrower, the U.S. Subsidiary Borrower and each Canadian Revolving Loan Borrower). Notwithstanding the foregoing, from and after the First Amendment Effective Date, the U.S. Subsidiary Borrower shall, provided it has not previously borrowed under this Agreement, cease to be a Borrower and shall not be entitled to borrow under this Agreement.

“Borrowing” shall mean the borrowing by a Borrower of one Type of Term Loan from New Term Lenders, or one Type of Revolving Loan from all the Lenders having Revolving Loan Commitments (or, in the case of an Alternate Currency Revolving Loan of a given Type, from all Alternate Currency RL Lenders having Alternate Currency Revolving Loan Sub-Commitments under the relevant Alternate Currency Revolving

Loan Sub-Tranche) on a given date (or resulting from a conversion or conversions on such date) and having, in the case of Euro Rate Loans, the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 2.11(b) shall be considered part of the related Borrowing of Eurodollar Loans.

“Credit Documents” shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Revolving Note, each Term Note, each Bankers’ Acceptance, the Subsidiaries Guaranty, the Pledge and Security Agreement and any other guaranties, pledge agreements or additional security documents executed and delivered in accordance with the requirements of Section 10.14 or 10.15.

“Eurodollar Loan” shall mean (i) with respect to Revolving Loans, each Dollar Revolving Loan designated as such by the U.S. Borrower at the time of the incurrence thereof or conversion thereto, and (ii) with respect to Term Loans (including 2008 Incremental Term Loans), each Term Loan (including each 2008 Incremental Term Loan) designated as such by the applicable Borrower thereof (i.e., the U.S. Borrower in the case of the 2008 Incremental Term Loans) at the time of incurrence thereof of or conversion thereto.

“Eurodollar Rate” shall mean, with respect to any Eurodollar Loan for the Interest Period applicable to such Eurodollar Loan, the rate per annum that is obtained by dividing (a) (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen LIBOR01 Page (or any successor page) which displays an average British Bankers Associate Interest Settlement Rate for deposits (for delivery of the first day of such Interest Period) with a term equivalent to such Interest Period and for an amount equal to the amount of such Eurodollar Loan at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) is not quoted, the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available Dollars in an amount equal to the amount of such Eurodollar Loan having a maturity approximately equal to such Interest Period are offered to four reference banks to be selected by the Administrative Agent in the London interbank market, at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period, by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). Notwithstanding the foregoing, as applied solely to 2008 Incremental Term Loans, the Eurodollar Rate shall not be less than 2.25% per annum.

“First Amendment Effective Date” shall mean the date on which that certain Amendment No. 1 to the Credit Agreement, dated as of April 22, 2008, among the Credit Parties, the Administrative Agent, and the Lenders party thereto became effective pursuant to Section 24 thereof.

“Loans” shall mean Revolving Loans or Term Loans.

“Maturity Date” shall mean, as to all Revolving Loans September 9, 2011, as such date may be extended pursuant to Section 2.04, , as to the 2008 Incremental Term Loans, the 2008 Incremental Term Loan Maturity Date, and as to any other Term Loan, the date set forth in the Term Loan Supplement applicable to such other Term Loan.

“Obligations” shall mean all amounts owing to the Administrative Agent, the Syndication Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document, including obligations payable under Section 16 and all obligations in respect of Revolving Loans and Term Loans (including 2008 Incremental Term Loans).

“Required Lenders” shall mean Non-Defaulting Lenders the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Participations in Letter of Credit Outstandings) plus outstanding Term Loans (including 2008 Incremental Term Loans) represent an amount greater than 50% of the Total Revolving Loan Commitment plus outstanding Term Loans (including 2008 Incremental Term Loans) less the Revolving Loan Commitments of Defaulting Lenders (or after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans and Term Loans (including 2008 Incremental Term Loans) of Non-Defaulting Lenders, and the aggregate Participations of all Non-Defaulting Lenders in Letter of Credit Outstandings at such time). For purposes of determining Required Lenders, all outstanding Term Loans (including 2008 Incremental Term Loans) that are denominated in Dollars will be calculated in Dollars, Revolving Loans and Commitments, as the case may be, that are denominated in Dollars will be calculated in Dollars and all Revolving Loans and Commitments and Term Loans, as the case may be, denominated in an Alternate Currency will be calculated according to the Dollar Equivalent thereof.

“Required Revolving Lenders” shall mean Non-Defaulting Lenders the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Participations in Letter of Credit Outstandings) represent an amount greater than 50% of the Total Revolving Loan Commitment less the Revolving Loan Commitments of Defaulting Lenders (or after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders, and the aggregate Participations of all Non-Defaulting Lenders in Letter of Credit Outstandings at such time). For purposes of determining Required Lenders, all outstanding Revolving Loans and Commitments, as the case may be, that are denominated in

Dollars will be calculated in Dollars and all Revolving Loans and Commitments, as the case may be, denominated in an Alternate Currency will be calculated according to the Dollar Equivalent thereof.

“Required Tranche Lenders” shall mean: (a) with respect to Revolving Lenders having Revolving Loan Commitments or Revolving Loans, Required Revolving Lenders, and (b) with respect to New Term Lenders (including 2008 Incremental Term Loan Lenders), for each additional Tranche of Term Loans (including the 2008 Incremental Term Loan), Lenders having Term Loans of such Tranche having more than 50% of the aggregate sum of Term Loans then outstanding and Term Loan commitments (including 2008 Incremental Term Loan Commitments) of such Tranche.

“Restricted Payment” shall have the meaning given to it in the Governing Senior Note Indenture as in effect on the Effective Date except the term “Subordinated Indebtedness” used therein shall refer to Indebtedness of the Company or any Guarantor that is expressly subordinated in right of payment to the Revolving Loans and Term Loans (and other Indebtedness under the Credit Documents).

“Term Loan Commitment” shall mean, as to any New Term Lender, the commitment of such New Term Lender to make Term Loans.

“Term Loan Supplement” with respect to any Tranche of Term Loans (including, subject to the limitations in Section 2.01(a), as to the 2008 Incremental Term Loans) shall mean a supplement to this Agreement in a form approved by the Administrative Agent and the U.S. Borrower setting forth the terms of such Tranche of Term Loans.

“Term Note” shall mean a promissory note, including a 2008 Incremental Term Loan Note, evidencing a Term Loan.

“Tranche” shall mean (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Loans or Revolving Loan Commitments, (b) Lenders having 2008 Incremental Term Loan Commitments or 2008 Incremental Term Loans and (c) for each other Term Loan facility pursuant to Section 2.16(d), New Term Lenders having Term Loan Commitments to provide such other Term Loans or any such Term Loans, and (ii) with respect to Loans or Commitments, each of the following classes of Loans or Commitments: (a) Revolving Loans or Revolving Loan Commitments, (b) 2008 Incremental Term Loan Commitments or 2008 Incremental Term Loans, and (c) for each other Term Loan facility pursuant to Section 2.16(d), the Term Loan Commitments and Term Loans in respect of such additional Term Loan facility.

“2008 Incremental Term Loan” shall have the meaning provided in Section 2.01.

“2008 Incremental Term Loan Commitment” shall mean, for each 2008 Incremental Term Loan Lender, the amount set forth opposite such Lender’s name in Schedule I-AA directly below the column entitled “2008 Incremental Term Loan Commitment” as such schedule may be amended pursuant to the last paragraph of Section 2.01.

“2008 Incremental Term Loan Lender” shall mean each Lender designated as a 2008 Incremental Term Loan Lender on Schedule I-AA as such schedule may be amended pursuant to the last paragraph of Section 2.01.

“2008 Incremental Term Loan Maturity Date” shall mean September 9, 2011, as such date may be extended pursuant to Section 2.04.

“2008 Incremental Term Loan Note” shall have the meaning provided in Section 2.20(a).

(b) Section 1.01 of the Existing Credit Agreement is amended on the First Amendment Effective Date by adding the following new paragraph to the end of the definition of “Applicable Margin”:

The Applicable Margin for 2008 Incremental Term Loans which are Base Rate Loans shall be 0.75% per annum and for 2008 Incremental Term Loans which are Eurodollar Loans shall be 1.75% per annum. The Applicable Margin for any other Term Loan shall be as set forth in the Term Loan Supplement for such other Term Loan.

(c) Section 1.01 of the Existing Credit Agreement is amended on the First Amendment Effective Date by deleting the last sentence of the definition of “Net Cash Proceeds” and replacing it with the following:

Notwithstanding the foregoing, Net Cash Proceeds in respect of any Asset Sale shall be net of any proceeds from such Asset Sale that are designated by the U.S. Borrower to be applied to the voluntary prepayment of Revolving Loans, as to which there is a permanent reduction in the Total Revolving Loan Commitment, or Term Loans.

Section 3. Amendments to Section 2.01 of the Existing Credit Agreement. Section 2.01 of the Existing Credit Agreement is amended on the First Amendment Effective Date by adding the following paragraph at the end of such Section 2.01:

Subject to and upon the terms and conditions set forth herein, (x) each 2008 Incremental Term Loan Lender severally agrees on the First Amendment Effective Date to make a single term loan (a “2008 Incremental Term Loan” and collectively, the “2008 Incremental Term Loans”) to the U.S. Borrower in Dollars in a principal amount equal to such 2008 Incremental Term Loan Lender’s 2008 Incremental Term Loan Commitment, which 2008 Incremental Term Loans shall, at the option of the U.S. Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that except as otherwise specifically provided herein, all 2008 Incremental Term Loans comprising the same Borrowing shall be of the same Type. Any 2008 Incremental Term Loans that are prepaid may not be reborrowed. The 2008 Incremental Term Loans shall rank pari passu in right of payment and of security with the Revolving Credit Loans. The commitment, if any, of Lenders to make other Term Loans shall be set forth in a Term Loan Supplement executed by the applicable Borrowers, the New Term Lenders providing such other Term Loans, the Administrative Agent and the Collateral Agent. No Lender shall be obligated to execute any Term Loan Supplement, including any supplement for additional 2008 Incremental Term Loans. The amount of 2008 Incremental Term Loans may be increased on a single date pursuant to a Term Loan Supplement attaching an amended Schedule I-AA and all Term Loans made pursuant to such Term Loan Supplement shall be treated as 2008 Incremental Term Loans and all Lenders making such 2008 Incremental Term Loans shall be 2008 Incremental Term Loan Lenders, provided, that (a) the funding date for such additional Incremental 2008 Term Loans shall be the date set forth in such Term Loan Supplement but shall, in any event, be on or before 90 days from the First Amendment Effective Date (but upon at least 5 Business Days’ prior notice to the Administrative Agent (or such shorter period as determined by the Administrative Agent in its sole discretion, which notice period shall be in lieu of the 15 Business Day period specified in Section 2.16(d)), (b) the aggregate amount of such additional 2008 Incremental Term Loans shall not exceed the lesser of (i) $50,000,000 and (ii) the remaining amount available under clause (v) of the first sentence of Section 2.16(a), (c) on the funding date for such additional 2008 Incremental Term Loans the U.S. Borrower shall pay all accrued and unpaid interest on all then outstanding 2008 Incremental Term Loans that are Base Rate Loans and (d) no 2008 Incremental Term Loans outstanding prior to such funding date shall be Eurodollar Loans other than Eurodollar Loans with an Interest Period ending on or before such funding date. The 2008 Incremental Term Loans made on the First Amendment Effective Date shall be Eurodollar Loans with an Interest Period of one (1) month. The 2008 Incremental Term Loans pursuant to this Section 2.01 shall be deemed to utilize one of the five occasions referred to in Section 2.16(d) but the increase in the 2008 Incremental Term Loans shall not be deemed to utilize any additional occasion referred to in Section 2.16(d), and notwithstanding any provision to the contrary in Section 2.16(d), the U.S. Borrower shall not have any obligation to offer to any Lender the opportunity to increase its commitment to make 2008 Incremental Term Loans.

Section 4. Amendments to Section 2.04 of the Existing Credit Agreement. Section 2.04 of the Existing Credit Agreement is amended on the First Amendment Effective Date by amending and restating such section in its entirety to read as follows:

Section 2.04 Extension of Maturity Date. The U.S. Borrower may one time prior to the initial Maturity Date extend the initial Maturity Date to September 9, 2012 subject to the following terms and conditions: (a) not later than 60 days prior to the initial Maturity Date, the U.S. Borrower shall deliver a written notice indicating its intention to extend the initial Maturity Date to the Administrative Agent (which shall promptly notify each of the Lenders), (b) the U.S. Borrower shall pay to each Lender on or before the initial Maturity Date an extension fee equal to .125% of the Revolving Loan Commitment of such Lender being extended, (c) no Default or Event of Default shall exist on the initial Maturity Date, (d) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the initial Maturity Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (e) the Leverage Ratio (computed by taking into account the portion of any Revolving Loans and Term Loans that will continue to remain outstanding after the initial Maturity Date) may not exceed 6.75:1.00 as of the initial Maturity Date (computed as of the end of the fiscal quarter ending closest to June 30, 2011 but on a Pro Forma Basis for events occurring after such date through the initial Maturity Date) and (f) the U.S. Borrower shall deliver to the Administrative Agent on the initial Maturity Date a certificate of an Authorized Officer of the U.S. Borrower certifying as to compliance with the foregoing provisions of this Section 2.04.

The U.S. Borrower may one time prior to the initial 2008 Incremental Term Loan Maturity Date extend the initial 2008 Incremental Term Loan Maturity Date to September 9, 2012 subject to the following terms and conditions: (a) not later than 60 days prior to the initial 2008 Incremental Term Loan Maturity Date, the U.S. Borrower shall deliver a written notice indicating its intention to extend the initial 2008 Incremental Term Loan Maturity Date to the Administrative Agent (which shall promptly notify each of the 2008 Incremental Term Loan Lenders), (b) the U.S. Borrower shall pay to each 2008 Incremental Term Loan Lender on or before the initial 2008 Incremental Term Loan Maturity Date an extension fee equal to .25% of the outstanding principal amount of the 2008 Incremental Term Loans of such 2008 Incremental Term Loan Lender as of the initial 2008 Incremental Term Loan Maturity Date, (c) no Default or Event of Default shall exist on the initial 2008 Incremental Term Loan Maturity Date, (d) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the initial 2008 Incremental Term Loan Maturity Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (e) the Leverage Ratio (computed by taking into account the portion of any Revolving Loans and Term Loans that will continue to remain outstanding after the initial 2008 Incremental Term Loan Maturity Date) may not exceed 6.75:1.00 as of the initial 2008 Incremental Term Loan Maturity Date (computed as of the end of the fiscal quarter ending closest to June 30, 2011 but on a Pro Forma Basis for events occurring after such date through the initial 2008 Incremental Term Loan Maturity Date) and (f) the U.S. Borrower shall deliver to the Administrative Agent on the initial 2008 Incremental Term Loan Maturity Date a certificate of an Authorized Officer of the U.S. Borrower certifying as to compliance with the foregoing provisions of this Section 2.04. The maturity date and provisions, if any, for the extension of the maturity date of, and initial Type of Term Loan of, any other Term Loan shall be set forth in the Term Loan Supplement for such other Term Loan.

Section 5. Amendments to Section 2.05 of the Existing Credit Agreement. Section 2.05 of the Existing Credit Agreement is amended on the First Amendment Effective Date by adding the following paragraph at the end of such Section 2.05:

No later than 1:00 P.M. (New York time) on the First Amendment Effective Date, each 2008 Incremental Term Loan Lender will make available its 2008 Incremental Term Loan in the manner provided below. All such amounts will be made available in Dollars and in immediately available funds at the appropriate Payment Office of the Administrative Agent, and the Administrative Agent will make available to the account (account name and number: Host Hotels & Resorts LP, No. 890-0450-657) of the U.S. Borrower at The Bank of New York, ABA Number: 021-000-018, the aggregate of the amounts so made available by the Lenders. The last five sentences of the preceding paragraph shall apply to the 2008 Incremental Term Loans as well as the Revolving Loans. The terms on which a New Term Lender shall make available any other Term Loan shall be set forth in the Term Loan Supplement for such other Term Loan.

Section 6. Amendments to Section 2.07 of the Existing Credit Agreement. Section 2.07 of the Existing Credit Agreement is amended on the First Amendment Effective Date by inserting the following new paragraph (d) at the end of such Section 2.07:

(d) The U.S. Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount (for the Type of Term Loan into which the conversion is being made) of the outstanding principal amount of 2008 Incremental Term Loans made to the U.S. Borrower pursuant to one or more Borrowings of a Base Rate Loan or Eurodollar Loan into a Borrowing of a Base Rate Loan or Eurodollar Loan, provided that, (i) if Eurodollar Loans are converted into Base Rate Loans on a date other than the last day of an Interest Period applicable to the Term Loans being converted, the U.S. Borrower shall compensate the applicable Term Loan Lenders for any breakage costs incurred in connection therewith as set forth in Section 2.12, (ii) no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans to less than the Minimum Borrowing Amount for Eurodollar Loans, (iv) unless the Required Tranche Lenders in respect of such Term Loans otherwise agree, Base Rate Loans may not be converted into Eurodollar Loans if any Default or Event of Default exists on the date of conversion, and (v) no conversion pursuant to this Section 2.07 shall result in more than three (3) separate Interest Periods for 2008 Incremental Term Loans that are Eurodollar Loans. Each such conversion shall be effected by the respective Borrower giving the Administrative Agent at the Notice Office, prior to 12:00 Noon (New York time), at least three (3) Business Days’ prior notice pursuant to a Notice of Conversion specifying the 2008 Incremental Term Loans to be so converted and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of the Term Loans. The matters in clause (v) above in respect of any other Term Loan shall be set forth in the Term Loan Supplement for such Term Loan.

Section 7. Amendments to Section 2.08 of the Existing Credit Agreement. Section 2.08 of the Existing Credit Agreement is amended on the First Amendment Effective Date by inserting the following new paragraph (c) at the end of such Section 2.08:

(c) No New Term Lender shall be responsible for any default by any other New Term Lender of its obligation to make Term Loans hereunder and each New Term Lender shall be obligated to make the Term Loans provided to be made by it hereunder or the applicable Term Loan Supplement regardless of the failure of any other Lender to make its Term Loans hereunder or thereunder.

Section 8. Amendments to Section 2.09 of the Existing Credit Agreement. Section 2.09 of the Existing Credit Agreement is amended on the First Amendment Effective Date by inserting the following sentence at the end of Section 2.09(g):

Notwithstanding the foregoing, overdue principal and, to the extent permitted by law, overdue interest in respect of each Term Loan and any other overdue amount payable hereunder in respect of Term Loans shall bear interest at a rate per annum (1) in the case of overdue principal of, and interest or other amounts owing with respect to, Term Loans, equal to the rate which is 2% plus the rate then borne by such Term Loans (without giving effect to any increase in the rate borne by such Term Loans as a result of the operation of this clause (g)), and (2) in all other cases, equal to 2% per annum plus the rate otherwise applicable to Term Loans maintained as Base Rate Loans (without giving effect to any increase in the rate borne by Term Loans as a result of the operation of this clause (g)).

Section 9. Amendments to Section 2.09 of the Existing Credit Agreement. Section 2.09(h) of the Existing Credit Agreement is amended on the First Amendment Effective Date by inserting the following sentence at the end of Section 2.09(h):

In addition, with respect to any Term Loan (including any 2008 Incremental Term Loan), accrued (and theretofore unpaid) interest shall be payable on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or (otherwise)) and, after such maturity, on demand, and in respect of overdue interest on any Term Loan (including any 2008 Incremental Term Loan), on demand.

Section 10. Amendments to Section 2.14 of the Existing Credit Agreement. Section 2.14 of the Existing Credit Agreement is amended on the First Amendment Effective Date by amending and restating such section in its entirety to read as follows:

Section 2.14 Replacement of Lenders. (a) (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Revolving Loans or fund Unpaid Drawings, (y) upon the occurrence of an event giving rise to the operation of Section 2.11(a)(ii), (iii) or (iv), Section 2.11(c), Section 3.06 or Section 5.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of the refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders or Required Tranche Lenders as (and to the extent) provided in Section 14.11, the U.S. Borrower shall have the right, if no Default or Event of Default will exist immediately after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent, the Issuing Bank and, if the Person serving as the Administrative Agent is not a Canadian Lender, any Canadian Lender whose Maximum Canadian Dollar Revolving Loan Sub-Commitment is not exceeded by any other Canadian Lender; provided that:

(i) any Replacement Lender in a replacement pursuant to this Section 2.14(a) (with each such replacement being herein called a “Replacement”) shall be required to comply with the requirements of Section 14.03(b) and at the time of any Replacement the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.03(b) (and shall pay all fees payable pursuant to said Section 14.03(b)) (and the Administrative Agent is hereby authorized, but shall not be required, to execute any Assignment and Assumption Agreement on behalf of a Replaced Lender relating to the assignment of Revolving Loans (including the Face Amount of all Bankers’ Acceptance Loans) or Term Loans pursuant to which the Replacement Lender shall acquire all of the Commitments (and related Sub-Commitments) such Replaced Lender), and outstanding Term Loans or Revolving Loans of, and in each case participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof amounts (in the respective currencies in which such obligations are denominated) equal to the sum of, as applicable, (I) the principal of (including, without limitation, the Face Amount of Bankers’ Acceptance Loans), and all accrued interest on, all outstanding Term Loans or Revolving Loans of the Replaced Lender, (II) all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, and (y) in the case of a purchase of Revolving Loans of a Replaced Lender, the Issuing Bank (in Dollars) an amount equal to such Replaced Lender’s Dollar Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Bank and

(ii) all obligations of the Borrowers due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

(b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 14.14 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Revolving Note, Term Note, Revolving Notes or Term Notes, as applicable, executed by the respective Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.11, 2.12, 2.16, 3.06, 5.04, 13.06 and 14.01), which shall survive as to such Replaced Lender. In connection with any replacement of Lenders pursuant to, and as contemplated by, this Section 2.14, each of the Borrowers hereby irrevocably authorizes the U.S. Borrower to take all necessary action, in the name of the U.S. Borrower, as described above in this Section 2.14 in order to effect the replacement of the respective Lender or Lenders in accordance with the preceding provisions of this Section 2.14. Upon the Replaced Lender ceasing to be a Lender hereunder, such Replaced Lender agrees to promptly return to the U.S. Borrower any Revolving Note, Term Note, Revolving Notes or Term Notes, as applicable, theretofore delivered to such Replaced Lender pursuant to this Agreement marked “cancelled”, or if such Replaced Lender has lost or cannot find any such Revolving Note, Term Note, Revolving Notes or Term Notes, as applicable, such Replaced Lender will execute and deliver to the U.S. Borrower a customary lost note and indemnity agreement in form and substance reasonably satisfactory to the U.S. Borrower.

Section 11. New Sections 2.20 and 2.21 of the Existing Credit Agreement. The Existing Credit Agreement is amended on the First Amendment Effective Date by inserting the following news Section 2.20 and 2.21 after Section 2.19:

2.20. Term Notes. (a) Subject to the provisions of Section 2.20(c), the obligation of the applicable Borrower or Borrowers to pay the principal of, and interest on, a Term Loan made by each New Term Lender to such Borrower or Borrowers shall be evidenced by a promissory note duly executed and delivered by such Borrower or Borrowers substantially in the form set forth in the Term Loan Supplement for such Term Loan (provided that the form of promissory note for the 2008 Incremental Term Loans shall be substantially in the form of Exhibit B-5 and shall be executed by the U.S. Borrower (each a “2008 Incremental Term Loan Note” and, collectively, the “2008 Incremental Term Loan Notes”)), with blanks appropriately completed in conformity herewith.

(b) Each New Term Lender will note on its internal records the amount of each Term Loan made by it to each Borrower of such Term Loan and each payment in respect thereof and will prior to any transfer of any of its Term Notes endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby. Failure to make any such notations or endorsements, or any error in such notation or endorsement, shall not affect the Borrower’s obligations in respect of such Term Loans.

(c) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, unless otherwise specified in the applicable Term Loan Supplement, Term Notes shall only be delivered to New Term Lenders with Term

Loans which at any time specifically request the delivery of such Term Notes. No failure of any New Term Lender to request or obtain a Term Note evidencing its Term Loans to any Borrower shall affect or in any manner impair the obligations of such Borrower or Borrowers to pay the Term Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any New Term Lender which does not have a Term Note evidencing its outstanding Term Loans shall in no event be required to make the endorsements on a Term Note otherwise required in Section 2.20(b). At any time when any New Term Lender requests the delivery of a Term Note to evidence its Term Loans, the respective Borrower or Borrowers shall promptly execute and deliver to the respective Lender the requested Term Note in the appropriate amount or amounts to evidence such Term Loans.

2.21. Additional Provisions Regarding Term Loans. The provisions of Sections 2.10, 2.11, 2.12, 2.13, 5.01, 5.03 and 5.04 shall apply, mutatis mutandis, to Term Loans (including the 2008 Incremental Term Loans) with each reference therein to “Dollar Revolving Loans”, “Revolving Loans” (but not “Alternate Currency Revolving Loans”) or “Revolving Notes” supplemented to also refer to “Term Loans” and “Term Notes” respectively. The amount of the Term Loans (including the amount of the 2008 Incremental Term Loans) shall be included in the computation of the $400,000,000 of Additional Revolving Loan Commitments and Term Loans referred to in clause (v) of the first sentence of Section 2.16(a).

Section 12. Amendments to Section 5.01 of the Existing Credit Agreement. Section 5.01 of the Existing Credit Agreement is amended on the First Amendment Effective Date by adding the following sentence at the end of Section 5.01:

Notwithstanding the foregoing, in connection with any prepayment pursuant to this Section 5.01 of a Term Loan, the applicable Borrower shall pay a premium equal to (i) in the case of the 2008 Incremental Term Loans, (x) with respect to any prepayment made on or prior to October 22, 2008, 1.50% of the principal amount prepaid, (y) with respect to any prepayment made from and including October 22, 2008 through April 22, 2009, 1.00% of the principal amount prepaid, and (z) with respect to any prepayment made from and including April 22, 2009 through October 22, 2009, 0.50% of the principal amount prepaid, and (ii) in the case of any other Term Loan, the premium, if any, set forth in the Term Loan Supplement applicable to such Term Loan.

Section 13. Amendments to Section 5.02 of the Existing Credit Agreement. Section 5.02 of the Existing Credit Agreement is amended on the First Amendment Effective Date by amending and restating Sections 5.02(c), (d) and (e) in their entirety to read as follows:

(c) Application of Asset Sale Excess Proceeds. Each amount required to be applied pursuant to this Section 5.02(c) as a result of the requirements of Section 5.02(b) shall be applied (after any conversion by the respective Borrower of any amounts received in a currency other than Dollars in the case of the U.S. Borrower or Canadian

Dollars in the case of the Canadian Revolving Loan Borrowers into Dollars or Canadian Dollars, respectively) at such time as is designated by the U.S. Borrower, but in no event later than the latest date permitted pursuant to Section 5.02(b) (the “Final Proceeds Application Date”):

(I) First, (A) to prepay the Term Loans (including 2008 Incremental Term Loans) and to permanently reduce the Total Revolving Loan Commitment until the Total Revolving Loan Commitment is reduced to $500,000,000 (whether or not any Revolving Loans are outstanding) on a pro rata basis (based upon the Total Revolving Loan Commitment and the outstanding principal amount of Term Loans), including a pro rata basis among each Tranche of Term Loans (and, in the case of any Term Loan made in currencies other than Dollars, as set forth in the Term Loan Supplement for such Term Loan) and (B) to repay any outstanding Revolving Loans other than Bankers’ Acceptance Loans in the amount that the Total Revolving Loan Commitment is reduced pursuant to clause (A) (it being understood that, to the extent that such commitment reduction exceeds the amount of such outstanding Revolving Loans, the proceeds associated with such excess may be retained by the applicable Borrower without any requirement for application pursuant to this Section 5.02(c) to prepay any outstanding Loans), with such Total Revolving Loan Commitment reduction and repayment, if any, to be allocated between Dollar Revolving Loans and Alternate Currency Revolving Loans as the U.S. Borrower shall elect; and

(II) Second, to the extent of any remaining Excess Proceeds to be applied under this Section 5.02(c) after application pursuant to clause (I), to (A) prepay the Term Loans (including 2008 Incremental Term Loans) and to permanently reduce the Total Revolving Loan Commitment on a pro rata basis (based upon the Total Revolving Loan Commitment and the outstanding principal amount of Term Loans), including on a pro rata basis among each Tranche of Term Loans (and, in the case of any Term Loan made in currencies other than Dollars, as set forth in the Term Loan Supplement for such Term Loan), by an amount, if any, equal to the difference between (x) such remaining Excess Proceeds minus (y) the amount of principal payments made by the U.S. Borrower and its Subsidiaries in respect of Qualifying Indebtedness during the period between the period commencing 180 days prior to the commencement of the Asset Sale Period and ending on the Final Proceeds Application Date (excluding, however, any principal repayments that constituted scheduled amortization payments or prepayments in respect of Qualifying Indebtedness that was either (1) secured by a Lien on the property or assets sold in an Asset Sale or (2) required to be paid as a result of an Asset Sale), and (B) repay any outstanding Revolving Loans other than Bankers’ Acceptance Loans in the amount that the Total Revolving Loan Commitment is reduced pursuant to Clause (A) (it being understood that, to the extent that such commitment reduction exceeds the amount of such outstanding Revolving Loans, the proceeds associated with such excess may be retained by the applicable Borrower without any requirement for application pursuant to this Section

5.02(c) to prepay any outstanding Loans), with such Total Revolving Loan Commitment reduction and repayment, if any, to be allocated between Dollar Revolving Loans and Alternate Currency Revolving Loans as the relevant Borrowers may elect.

Without affecting the provisions of this Section 5.02(c), for convenience an example of the operation of this Section 5.02(c) is included on Schedule 5.02(c).

(d) Application of Mandatory Prepayments Generally. With respect to each repayment of Revolving Loans and Term Loans (including 2008 Incremental Term Loans) required by this Section 5.02, the respective Borrower may designate the Types of Revolving Loans and Term Loans (including 2008 Incremental Term Loans) which are to be repaid and, in the case of Euro Rate Loans and Bankers’ Acceptance Loans, the specific Borrowing or Borrowings, provided that: (i) in the case of repayments of Dollar Revolving Loans and 2008 Incremental Term Loans, repayments of Eurodollar Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Euro Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Revolving Loans made pursuant to such Borrowing to an amount less than the respective Minimum Borrowing Amount for the respective Type of Revolving Loan, such Borrowing (x) in the case of Dollar Revolving Loans, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (y) in the case of Alternate Currency Revolving Loans, shall be repaid in full at the end of the then current Interest Period; (iii) no repayment of Bankers’ Acceptance Loans may be made prior to the maturity date of the related Bankers’ Acceptances; (iv) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans and (v) any prepayment of Revolving Loans pursuant to Section 5.02(a)(iii) may not be made through Borrowings of additional Revolving Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 5.02, if at any time the mandatory prepayment of Revolving Loans pursuant to Section 5.02(a) or 5.02(b) or the mandatory prepayment of Term Loans (including 2008 Incremental Term Loans) would result, after giving effect to the procedures set forth above, in any Borrower incurring breakage costs under Section 2.12 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the “Affected Eurodollar Loans”), then the U.S. Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the U.S. Borrower hereunder pursuant to a cash collateral agreement (which shall permit investments in Cash Equivalents satisfactory to the Administrative Agent) to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which agreement shall provide for the payment of interest to U.S. Borrower in respect of such deposit), with such cash collateral to be directly applied upon the first occurrence (or occurrences)

thereafter of the last day of an Interest Period applicable to the relevant Revolving Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the U.S. Borrower), to repay an aggregate principal amount of such Revolving Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the benefit of the Lenders whose Revolving Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 12, any amounts held as cash collateral pursuant to this Section 5.02(d) shall, subject to the requirements of applicable law, be immediately applied to the relevant Revolving Loans. Until actually applied to the repayment of Eurodollar Loans, interest shall continue to accrue thereon.

(e) Maturity Date. Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall repay in full all outstanding Revolving Loans on the earlier of (i) the Maturity Date and (ii) the date on which the Total Revolving Loan Commitment is terminated. Notwithstanding anything to the contrary contained in this Agreement, the U.S. Borrower shall repay in full all outstanding 2008 Incremental Term Loans on the 2008 Incremental Term Loan Maturity Date and shall repay in full all other Term Loans on the maturity date set forth in the Term Loan Supplement for such Term Loans.

Section 14. Amendments to Section 8.08 of the Existing Credit Agreement. Section 8.08 of the Existing Credit Agreement is amended on the First Amendment Effective Date by amending and restating Section 8.08 in its entirety to read as follows:

8.08. Use of Proceeds; Margin Regulations. (a) The proceeds of all Revolving Loans, 2008 Incremental Term Loans, and, unless otherwise specified in the Term Loan Supplement for any other Term Loan, such other Term Loan, shall be used by the U.S. Borrower and its Subsidiaries, subject to the other restrictions set forth in this Agreement, for their working capital and general corporate, partnership, trust or limited liability company purposes, including without limitation for the consummation of acquisitions. Each Letter of Credit shall be used in support of any purpose not prohibited by this Agreement or the other Credit Documents.

(b) No part of the proceeds of any Revolving Loan, any 2008 Incremental Term Loan or, unless otherwise specified in the Term Loan Supplement for any other Term Loan, such other Term Loan, and no Letter of Credit, will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Revolving Loan or any Term Loan (including 2008 Incremental Term Loans) nor the use of the proceeds thereof nor the issuance of any Letter of Credit will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

Section 15. Amendments to Sections 9.01, 9.02 and 9.03 of the Existing Credit Agreement. Sections 9.01, 9.02 and 9.03 of the Existing Credit Agreement are amended on the First Amendment Effective Date by amending and restating such sections in their entirety to read as follows:

9.01. Maximum Leverage Ratio. As long as there exists any Revolving Credit Exposure or outstanding Term Loan, the U.S. Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio
Effective Date through and including the day immediately before the last day of the U.S. Borrower’s fiscal quarter ending closest to September 29, 2009	7.50:1.00

Thereafter	7.25:1.00

9.02. Minimum Unsecured Interest Coverage Ratio. As long as there is any Revolving Credit Exposure or outstanding Term Loan, the U.S. Borrower will not permit the Unsecured Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower to be less than (a) 1.75:1:00, if the Leverage Ratio as of such date is less than 7.00:1.00, and (b) 1.50:1:00 if the Leverage Ratio as of such date is equal to or greater than 7:00 to 1:00.

9.03 Minimum Consolidated Fixed Charge Coverage Ratio. So long as there is any Revolving Credit Exposure or outstanding Term Loan, the U.S. Borrower will not permit the Consolidated Fixed Charge Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the U.S. Borrower set forth below for which the Leverage Ratio on such day is less than 7.00:1.00 to be less than the ratio set forth opposite such fiscal quarter below:

Fiscal Quarter Ending Closest To	Ratio
Each fiscal quarter through December 31, 2008	1.00:1.00

The fiscal quarter ending closest to March 31, 2009 through December 31, 2009	1.05:1.00

The fiscal quarter ending closest to March 31, 2010 through December 31, 2010	1.10:1.00

Each fiscal quarter thereafter	1.15:1.00

Section 16. Amendments to Section 10.10 of the Existing Credit Agreement. Section 10.10 of the Existing Credit Agreement is amended on the First Amendment Effective Date by adding the following sentence to the end of Section 10.10:

The U.S. Borrower shall use the entire amount of the proceeds of the Term Loans as provided in Section 8.08.

Section 17. Amendments to Section 11.13 of the Existing Credit Agreement. Section 11.13 of the Existing Credit Agreement is amended on the First Amendment Effective Date by deleting the last paragraph of such section in its entirety and replacing it with the following:

Notwithstanding the foregoing, the U.S. Borrower may not take any of the foregoing actions with respect to any subordinated debt if (I) a Default or Event of Default of the type specified in Section 12.01 exists in the payment of principal of or interest on the Revolving Loans or Term Loans or would result therefrom, (II) such action with respect to subordinated debt would violate the subordination provisions contained therein or (III) such action with respect to subordinated debt would constitute a Restricted Payment that is prohibited under the Governing Senior Note Indenture.

Section 18. Amendments to Section 12.01 of the Existing Credit Agreement. Section 12.01 of the Existing Credit Agreement is amended and restated on the First Amendment Effective Date in its entirety to read as follows:

12.01. Payments. Any Borrower shall (i) default in the payment when due of any principal of any Revolving Loan or any Revolving Note, any Term Loan or Term Note (including any 2008 Incremental Term Loan or any 2008 Incremental Term Loan Note) or the Face Amount of any Bankers’ Acceptance, (ii) default in the payment when due of any Unpaid Drawing and such default shall continue unremedied for two or more Business Days after notice of such Unpaid Drawing to the U.S. Borrower has been given, or (iii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest or premium on any Revolving Loan, Revolving Note, Term Loan (including any 2008 Incremental Term Loan), Term Note (including any 2008 Incremental Term Loan Note) or Unpaid Drawing, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

Section 19. Amendments to Section 12.03 of the Existing Credit Agreement. Section 12.03 of the Existing Credit Agreement is amended and restated on the First Amendment Effective Date in its entirety to read as follows:

12.03. Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9, 10.11(e)(i), or 11 (it being agreed that the Credit Parties are not required to comply with the Financial Covenants when there is both no Revolving Credit Exposure and no outstanding Term Loans (including 2008 Incremental Term Loans)), or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than as provided in Section 12.01), the Subsidiaries Guaranty or the Pledge and Security Agreement and such default shall continue unremedied for a period of 30 days after written notice to the U.S. Borrower by the Administrative Agent or the Required Lenders; or

Section 20. Amendments to Section 12 of the Existing Credit Agreement. Section 12 of the Existing Credit Agreement is amended on the First Amendment Effective Date by amending and restating in its entirety clause (ii) of the text following Section 12.12 thereof to read as follows:

(ii) declare the principal of, the Face Amount of and any accrued interest in respect of all Revolving Loans and the Revolving Notes and all Term Loans (including 2008 Incremental Term Loans) and Term Notes (including 2008 Incremental Term Loan Notes) and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party;

Section 21. Amendments to Sections 13 and 14 of the Existing Credit Agreement Sections 13 and 14 of the Existing Credit Agreement are amended and restated on the First Amendment Effective Date in their entirety to read as follows:

SECTION 13. The Agents.

13.01. Appointment. The Lenders hereby designate DB as the Administrative Agent and as Collateral Agent to act as specified herein and in the other Credit Documents. The Lenders hereby designate (x) Bank of America, N.A. as Syndication Agent and (z) each of Citicorp North America Inc., Société Générale and Calyon New York Branch, as Co-Documentation Agents, in each case to act as specified herein and in the other Credit Documents; provided that as with respect to the 2008 Incremental Term Loans, the 2008 Incremental Term Loan Lenders hereby designate (i) DB as the Administrative Agent and as Collateral Agent, (ii) Bank of America, N.A. as Syndication Agent, and (iii) each of The Royal Bank of Scotland plc, The Bank of Nova Scotia, New York Agency and Wachovia Bank, National Association, as Co-Documentation Agents, in each case to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Revolving Note or any Term Note by the acceptance of such Revolving Note or Term Note shall be deemed irrevocably to authorize, any Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of such Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

13.02. Nature of Duties. (a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. No Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit

Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Revolving Note or Term Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose on any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each of the Arrangers, Bank of America, N.A. as Syndication Agent and each of Citicorp North America Inc., Société Générale, Calyon New York Branch, The Royal Bank of Scotland plc, The Bank of Nova Scotia, New York Agency and Wachovia Bank, National Association, as Co-Documentation Agents, are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that each Arranger, the Syndication Agent and the Co-Documentation Agents shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 13.06 and 14.01. Without limitation of the foregoing, none of the Arrangers, the Syndication Agent or the Co-Documentation Agents shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person

13.03. Lack of Reliance on the Agents. Independently and without reliance upon any Agent (for purposes of this Section 13.03, the term “Agent” shall include all officers, directors, agents, employees and affiliates of the respective Agent), each Lender and the holder of each Revolving Note or Term Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrowers and their Subsidiaries in connection with the making and the continuance of the Revolving Loans and Term Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrowers and their Subsidiaries and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Revolving Note or Term Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or Term Loans or at any time or times thereafter. No Agent shall be responsible to any Lender or the holder of any Revolving Note or Term Note or for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

13.04. Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender and no holder of any Revolving Note or Term Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, or if required by Section 14.11, the Required Tranche Lenders or all of the Lenders.

13.05. Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

13.06. Indemnification. To the extent any Agent is not reimbursed and indemnified by the Credit Parties, the Lenders will reimburse and indemnify such Agent, its affiliates, and their respective officers, directors, agents and employees, pro rata based on their respective voting rights determined in the definition of “Required Lenders” (for this purpose, determined as if there were no Defaulting Lenders at such time), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

13.07. Each Agent in its Individual Capacity. With respect to its obligation to make Term Loans, Revolving Loans, or issue or participate in Letters of Credit, under this Agreement, each Person serving as an Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lenders,” “Required Lenders,” “Required Tranche Lenders”, “holders of Term Notes”, “holders of Revolving Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each Person serving as an Agent in its individual capacity. Each Person serving as an Agent may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

13.08. Holders. The Administrative Agent may deem and treat the payee of any Revolving Note or Term Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Revolving Note (or Term Note) shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Revolving Note or of any Revolving Note or Revolving Notes (or of such Term Note or of any Term Note or Term Notes, as applicable) issued in exchange therefor.

13.09. Removal of or Resignation by the Agents. (a) Any Agent (including, without limitation, the Administrative Agent and the Collateral Agent) may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days’ prior written notice to the Lenders and the Borrowers. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below; provided that the resignation by the Collateral Agent shall only be effective upon the appointment of a successor Collateral Agent.

(b) Upon any notice of resignation by, or the removal of, any Agent, the Required Lenders shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the U.S. Borrower.

(c) If a successor Agent shall not have been so appointed within such 30 day period, the resigning Agent, with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

(d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 35th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Agent as provided above.

(e) In addition, the Required Lenders shall have the right to remove the Administrative Agent and appoint a successor Administrative Agent who shall be a commercial bank or trust company reasonably acceptable to the U.S. Borrower in the event that the Administrative Agent has been grossly negligent or has willfully misconducted itself in performing its functions and duties under this Agreement or any other Credit Document (as determined by a court of competent jurisdiction in a final and non-appealable decision).

SECTION 14. Miscellaneous.

14.01. Payment of Expenses, etc. The U.S. Borrower agrees that it shall: (i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of insurance independent consultants and counsel retained by the Administrative Agent, including Willkie Farr & Gallagher LLP, Stikeman Elliott and Stewart McKelvey Stirling Scales) in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Lenders) (it being understood that the provisions of this clause (i) does not include the normal administrative charges of the Administrative Agent in administering the Loans (which amounts are included in a separate letter with the Administrative Agent)); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and each of their respective officers, directors, employees, representatives, affiliates and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use or proposed use of the proceeds of any Revolving Loans or Term Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the U.S. Borrower or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any

Real Property, or any Environmental Claim asserted against the U.S. Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the U.S. Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the U.S. Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. Notwithstanding any provision of this Agreement to the contrary, no Lender shall have any liability to the Credit Parties for any punitive damages.

14.02. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Borrower, at the U.S. Borrower’s address specified opposite its signature below; if to any Lender, at its address specified opposite its name on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent and the Borrowers shall not be effective until received by the Administrative Agent or the U.S. Borrower, as the case may be (or when the addressee refuses to accept delivery).

14.03. Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders (and any attempted such assignment without such consent shall be null and void) and, provided further, that, although any Lender may grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder and the participant shall not constitute a “Lender” hereunder and no Lender may transfer or assign any portion of its Commitments hereunder except as provided in Section 14.03(b) and 14.03(d), provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan or Revolving Note or Term Loan or Term Note in which such participant is participating, or reduce the rate or extend the time of payment of interest thereon or Fees (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 14.06(a) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions or to Section 14.06(a) was not to reduce the interest or Fees payable hereunder), or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment or Term Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan or Term Loan Commitment or Term Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower or any other Credit Party of any of its rights and obligations under this Agreement or any other Credit Document or (iii) release all or substantially all of the Pledge and Security Agreement Collateral under the Pledge and Security Agreement (except as expressly provided in the Credit Documents) supporting the Revolving Loans or Term Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) or Term Loan Commitment (and related Obligations hereunder) to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor, (y) assign all or a portion of the assigning Lender’s Revolving Loan Commitment (and related outstanding Obligations thereunder) or Term Loan Commitment (and related outstanding Obligations thereunder) to an Eligible Transferee, and, in the case of a partial assignment of such Revolving Loan Commitment, such assignment shall be in a minimum amount of $5,000,000 or such lesser amount as is acceptable to the Administrative Agent (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign its entire interest), and all assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, or (z) if such Lender is a Canadian Lender, assign all or a portion of such Canadian Lender’s Maximum Canadian Dollar Revolving Loan Sub-Commitment and related Canadian Dollar Revolving Loan Sub-Commitment (and related outstanding Obligations thereunder) to an Eligible Transferee, and, in the case of a partial assignment of such Maximum Canadian Dollar Revolving Loan Sub-Commitment, such assignment shall be in a minimum amount of $5,000,000 or such lesser amount as is acceptable to the Administrative Agent (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign its entire interest), and all assignees shall become a party to this Agreement as a Canadian Lender by execution of an Assignment and Assumption Agreement, provided that (i) the assignment by any Lender of a Revolving Loan Commitment shall include a pro rata assignment of its (or its Affiliate’s) Alternate Currency Revolving Loan Sub-Commitments, (ii) the consent of the U.S. Borrower (which may not be unreasonably withheld) shall be required for any assignment pursuant to clause (y) above, provided that such consent shall not be required if an Event of Default shall have occurred and be continuing, (iii) any assignment of all or any portion of the Revolving Loan Commitment and related outstanding Obligations (or, if the Revolving Loan Commitment has terminated, any assignment of Obligations originally extended pursuant to the Revolving Loan Commitments) shall be made on a basis such that the respective assignee participates in Revolving Loans, and in Letter of Credit Outstandings, in accordance with the Revolving Loan Commitment (and Sub-Commitments described above) so assigned (or if the Revolving Loan Commitment has terminated, on the same basis as participated in by the Lenders with Revolving Loan Commitments (and Sub-Commitments described above) prior to the termination thereof), (iv) at such time Schedule I-A, Schedule 1-AA or Schedule I-B, as the case may be, shall be deemed modified to reflect the Revolving Loan Commitments, Term Loan Commitments and the Sub-Commitments of such new Lender and of the existing Lenders, as applicable, (v) upon surrender of the old Revolving Notes or Term Notes, if any, new Revolving Notes or Term Notes (as applicable) will be issued to such new Lender and to the assigning Lender (to the extent requested by such Lenders), such new Revolving Notes or Term Notes (as applicable) to be in conformity with the requirements of Section 2.06 or Section 2.20 (as applicable) (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments, Term Loan Commitments and Sub-Commitments, as applicable, (vi) the consent of the Administrative Agent and, if the Person serving as the Administrative Agent is not a Canadian Lender, any Canadian Lender whose Maximum Canadian Dollar Revolving Loan Sub-Commitment is not exceeded by any other Canadian Lender shall be required in connection with any such assignment pursuant to clause (y) or clause (z) above (which consents shall not be unreasonably withheld), (vii) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, (viii) with respect to clause (z) only, such Eligible Transferee shall be a resident in Canada for the purpose of the Income Tax Act (Canada) or an authorized foreign bank which at all times holds all of its interest in any Canadian Obligations in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada), or otherwise able to establish to the satisfaction of the Canadian Revolving Loan Borrowers and the Administrative Agent based on applicable law in effect at the time of such assignment that such Eligible Transferee is not subject to deduction or withholding of Canadian Taxes with respect to any payments to such Eligible Transferee of interest, fees, commissions, or any other amount payable by any Canadian Revolving Loan Borrower under the Credit Documents, and (x) with respect to clause (z) only, no such assignment shall be permitted unless, upon the effectiveness of such assignment, the Revolving Loan Commitment of such Eligible Transferee or its Affiliate equals or exceeds the Maximum Canadian Dollar Revolving Loan Sub-Commitment of such Eligible Transferee, and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 14.15. The Administrative Agent will promptly give the Borrower notice of any assignment to an Eligible Transferee although the failure to give any such notice shall not affect such assignment or result in any liability by the Administrative Agent. To the extent of any assignment pursuant to this Section 14.03(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment or Sub-Commitment, as the case may be. At the time of each assignment pursuant to this Section 14.03(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 5.04(b)(ii) Certificate) described in Section 5.04(b). To the extent that an assignment of all or any portion of a Lender’s Revolving Loan Commitments and related outstanding Obligations or a Lender’s Term Loans or this Section 14.03(b) would, at the time of such assignment, result in increased costs or Taxes under Section 2.11, 2.12 or 5.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Revolving Loans and Revolving Notes or Term Loans and Term Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Revolving Loans and Revolving Notes or Term Loan and Term Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

(d) So long as no Event of Default has occurred and is continuing, no RL Lender that at the applicable time has, or that has an Affiliate that has, a Maximum Canadian Dollar Revolving Loan Sub-Commitment may assign all or any portion of its Revolving Loan Commitment unless the assignment includes an assignment of all or the applicable portion of both the Maximum Canadian Dollar Revolving Loan Sub-Commitment and the Canadian Dollar Revolving Loan Sub-Commitment of such Revolving Loan Commitment to the applicable Eligible Transferee or an Affiliate of such Eligible Transferee (the “Assignee Canadian Lender”) and the Assignee Canadian Lender is a resident in Canada for the purpose of the Income Tax Act (Canada) or an authorized foreign bank which at all times holds all of its interest in any Canadian Obligations in the course of its Canadian banking business for purposes of subsection 212(13.3) of the Income Tax Act (Canada), or is otherwise able to establish to the satisfaction of the Canadian Revolving Loan Borrowers and the Administrative Agent based on applicable law in effect at the time of such assignment that such Assignee Canadian Lender is not subject to deduction or withholding of Canadian Taxes with respect to any payments to such Assignee Canadian Lender of interest, fees, commissions, or any other amount payable by any Canadian Revolving Loan Borrower under the Credit Documents. Notwithstanding the foregoing provisions of this Section 14.03(d), an RL Lender that at the applicable time has, or that has an Affiliate that has, a Maximum Canadian Dollar Revolving Loan Sub-Commitment may assign such portion, if any, of its Revolving Loan Commitment in excess of the Maximum Canadian Dollar Revolving Loan Sub-Commitment, subject to the requirements of Section 14.03(b).

14.04. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Revolving Note or Term Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Revolving Note or Term Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Revolving Note or any Term Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Revolving Note or any Term Note to any other or further action in any circumstances without notice or demand.

14.05. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise (except pursuant to Section 2.14 or 14.03)), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Term Loans or Commitment Commission or Canadian Commitment Commission, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due such Lender bears to the total of such Obligation then owed and due all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.05(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

14.06. Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Lenders).

(b) Except as otherwise specified in Section 11, for purposes of computations of baskets included in Section 11 (including any Roll Forward Amount), actions during the fiscal year ending December 31, 2004, including prior to the Effective Date, shall be included.

(c) All computations of interest, Commitment Commission, Canadian Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days (or 365 or 366 days, as the case may be, in the case of interest on Base Rate Loans and Canadian Prime Rate Loans or 365 days in the case of Acceptance Fees) for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission, Canadian Commitment Commission or Fees are payable.

(d) For purposes of the Interest Act (Canada), (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be; (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

14.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT,

EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWERS HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER SUCH CREDIT PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER SUCH CREDIT PARTY. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE U.S. BORROWER (WHICH, IN THE CASE OF THE U.S. SUBSIDIARY BORROWER AND EACH CANADIAN REVOLVING LOAN BORROWER IS HEREBY IRREVOCABLY APPOINTED AS ITS AGENT TO ACCEPT SUCH SERVICE OF PROCESS) AT THE ADDRESS OF THE U.S. BORROWER SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWERS IN ANY OTHER JURISDICTION. THE SUBMISSION TO JURISDICTION CONTAINED IN THIS SECTION 14.07(a) IS A SUBMISSION TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS.

(b) EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.08. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

14.09. Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which the Borrowers, the Administrative Agent and each of the Lenders set forth on Schedule I shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing) or written notice at such office that the same has been signed and mailed to it.

14.10. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

14.11. Amendment or Waiver; etc. (a) Except as provided in clause (c) of this Section 14.11, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders (except that additional parties may be added to, and Subsidiaries of the Borrowers may be released from, the Subsidiaries Guaranty and the Pledge and Security Agreement in accordance with the provisions hereof and thereof, without the consent of the other Credit Parties party thereto or the Required Lenders) provided that:

(1) no such change, waiver, discharge or termination shall, without the consent of each Lender having Obligations being directly affected thereby (other than a Defaulting Lender) (i) extend the expiration date of any Commitment beyond the Maturity Date, the final scheduled maturity of any Term Loan, Term Note, Revolving Loan or Revolving Note or extend the stated expiration date of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest on any Revolving Loan or Term Loan or any Fees, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 14.06(a) shall not constitute a reduction in any rate of interest or Fees for purposes of this clause (i), so long as the primary purpose of the respective amendments or modifications to the financial definitions or to Section 14.06(a) was not to reduce the interest or Fees payable hereunder), (ii) release all or substantially all of the Pledge and Security Agreement Collateral or the Guarantors from the Subsidiaries Guaranty (except (in either case) as expressly provided in the Credit Documents) or the U.S. Borrower from its guarantee contained in Section 16, (iii) amend, modify or waive any provision of this Section 14.11 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Revolving Loan Commitments on the

Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders, Required Revolving Lenders or Required Tranche Lenders (it being understood that, (x) the transactions contemplated by the Additional Revolving Loan Commitment or any Term Loan Supplement may be consummated as expressly provided in this Agreement and (y) with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Loan Commitments are included on the Effective Date) or amend, modify or waive any provision of any Credit Document that, by its terms, requires the consent, approval or satisfaction of the Required Tranche Lenders or of all of the Lenders or (v) consent to the assignment or transfer by the U.S. Borrower or any other Credit Party of any of its rights and obligations under this Agreement or any other Credit Document;

(2) no such change, waiver, discharge or termination shall (i) increase the Commitments (or Sub-Commitments (other than in accordance with Section 2.18)) of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Commitment (or Sub-Commitment) of any Lender, and that an increase in the available portion of the Commitment of any Lender shall not constitute an increase in the Commitment (or Sub-Commitment) of such Lender), (ii) without the consent of the Issuing Bank, amend, modify or waive any provision of Section 3 or alter its rights or obligations with respect to Letters of Credit, (iii) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 13 as the same applies to the Administrative Agent or any other provision as the same relates to the rights or obligations of the Administrative Agent; (iv) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent; or (v) modify Section 2.15, 2.17 or 2.18, Schedule III or any other provision of this Agreement relating solely to Canadian Revolving Loans without the consent of the Majority Canadian Lenders, or Schedule V or Section 2.19 without the consent of each Lender adversely affected thereby; and

(3) no such change, waiver, discharge or termination shall (i) reduce the amount of or extend the date of any scheduled principal payment in respect of any Tranche of Term Loans without the consent of all of the Lenders of such Tranche, and (ii) amend, modify, change or waive Section 5.01 or Section 5.02 in a manner that by its terms treats the rights in respect of prepayments due Lenders holding Loans of one Tranche differently from the rights of Lenders holding Loans of any other Tranche without the prior written consent of the Required Tranche Lenders of each adversely affected Tranche (such consent being in lieu of the consent of the Required Lenders required above in this Section 14.11(a)); provided, however, the Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Tranches, of any portion of such prepayment which is still required to be made is not altered.

(b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clause (1) of Section 14.11(a), the consent of the Required Lenders or Required Tranche Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the U.S. Borrower shall have the right, so long as no Default or Event of Default has occurred and is continuing and all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) of this Section 14.11 (b), to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.14 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment and repay such non-consenting Lender’s outstanding Revolving Loans and, in the case of a non-consenting Term Loan Lender, repay such Lender’s Term Loans, in each case in accordance with Sections 4.02 and/or 5.01, provided that, unless the Revolving Loan Commitments are terminated, and Revolving Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Revolving Loans or repay its Term Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to clause (2) of Section 14.11(a).

(c) Notwithstanding the foregoing, the Administrative Agent and the Borrowers (without the consent of any other Lender) may enter into amendments of any Credit Document solely with respect to corrections of formal defects not having any economic impact.

(d) Notwithstanding anything to the contrary contained in clauses (a) through (c) above of this Section 14.11, the U.S. Borrower, any other relevant Borrower, the Administrative Agent and each Additional Revolving Loan Lender or New Term Lender, as applicable, may, in accordance with the provisions of Section 2.16, enter into an Additional Revolving Loan Commitment Agreement or Term Loan Supplement, provided that after the execution and delivery by the U.S. Borrower, any other relevant Borrower, the Administrative Agent and each such Additional Revolving Loan Lender or New Term Lender, as applicable, of such Additional Revolving Loan Commitment Agreement or Term Loan Supplement, such Additional Revolving Loan Commitment Agreement or Term Loan Supplement or may thereafter only be modified in accordance with the requirements of clause (a) through (c) above of this Section 14.11.

14.12. Survival. All indemnities set forth herein including, without limitation, in Sections 2.11, 2.12, 3.06, 5.04, 14.01, 14.05 and 14.18 shall survive the execution, delivery and termination of this Agreement and the Revolving Notes and the Term Notes and the making and repayment of the Revolving Loans and the Term Loans.

14.13. Domicile of Revolving Loans and Term Loans. Each Lender may transfer and carry its Revolving Loans or Term Loans, as applicable, at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Revolving Loans or Term Loans pursuant to this Section 14.13 would, at the time of such transfer, result in increased costs under Section 2.11, 2.12 or 5.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs or Taxes of the type described above resulting from changes after the date of the respective transfer).

14.14. Confidentiality. (a) Subject to the provisions of clause (b) of this Section 14.14, each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the U.S. Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable good faith discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 14.14 to the same extent as such Lender) any information with respect to any Credit Party or any of its Subsidiaries which has been, is now or is in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Party to the Lenders in writing as confidential, provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect of any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent, (f) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty’s professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 14.14(a)), or to the NAIC or any similar organization or any nationally recognized rating agency that requires access to information about a Lender and (g) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes, Commitments, Term Loan Commitments, Revolving Loans or Term Loans or any interest therein by such Lender, provided that such prospective transferee agrees to be subject to confidentiality provisions as restrictive as those of this Section 14.14(a).

(b) The Borrowers hereby acknowledge and agree that each Lender may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section

14.14 to the same extent as such Lender), it being understood that for purposes of this Section 14.14(b), the term “affiliate” shall mean any direct or indirect holding company of a Lender as well as any direct or indirect Subsidiary of such holding company.

14.15. Register. Each Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent, solely for purposes of this Section 14.15, to maintain a register (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Revolving Loans and Term Loans made by each of the Lenders and each repayment in respect of the principal amount of the Revolving Loans and Term Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s obligations in respect of such Revolving Loans or Term Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Revolving Loan or Term Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments, Revolving Loans and Term Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments, Revolving Loans and Term Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments, Revolving Loans and Term Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.03(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan or Term Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Revolving Note or Term Note evidencing such Revolving Loan or Term Loan, and thereupon one or more new Revolving Notes or Term Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The U.S. Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 14.15, provided that the U.S. Borrower shall have no obligation to indemnify the Administrative Agent for any loss, claim, damage, liability or expense which resulted solely from the gross negligence or willful misconduct of the Administrative Agent.

14.16. Commercial Loan Transactions. Each of the Lenders acknowledges that the making of its Revolving Loans and Term Loans and the issuance by the Borrower of a Revolving Note or Term Note to such Lender are in the nature of a commercial loan transaction, and that no such Lender shall assert that such actions are a securities transaction regulated under the Securities Exchange Act, the Securities Act or any other Federal or state securities laws, it being understood that nothing in this Section 14.16 shall limit the rights of the Lenders pursuant to Section 14.01 or 14.03.

14.17. Limitations on Recourse.

(a) Notwithstanding anything to the contrary set forth in this Agreement or in any of the other Credit Documents, but subject to the last sentence of this Section 14.17(a) and clause (b) of this Section 14.17, the U.S. Borrower’s Obligations hereunder and under the other Credit Documents shall be limited recourse obligations of the U.S. Borrower, enforceable against the U.S. Borrower (and its assets) only and not against any constituent partner in the U.S. Borrower. The foregoing provisions of this Section 14.17 shall not impair the liability of the Guarantors under the Subsidiaries Guaranty, the liability of the U.S. Borrower under its guarantee contained in Section 16 or the liens and security interests created by the Pledge and Security Agreement which were granted as security for the Obligations of the Borrowers and the Guaranteed Obligations (as defined in the Subsidiaries Guaranty) of the Guarantors.

(b) Notwithstanding the foregoing provisions of clause (a) of this Section 14.17, the Administrative Agent and the Lenders shall have recourse to HHRI (in its capacity as the general partner in the U.S. Borrower) to the extent (but only to the extent) of any loss, cost, damage, expense or liability incurred by the Administrative Agent or any of the Lenders by reason of (i) any unlawful act on the part of HHRI, or (ii) any misappropriation of funds by HHRI in contravention of the provisions of the Credit Documents.

14.18. Judgment Currency. (a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in the respective Applicable Currency (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Canadian Dollar Equivalent or the Dollar Equivalent thereof, as the case may be, the rate of exchange determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Canadian Dollar Equivalent or the Dollar Equivalent, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

14.19. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located or by any Person controlling such Lender) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 14.05(b), and all other claims by such Lender against such Credit Party of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

14.20. Termination of Liens. Upon (i) the final repayment in full of the Obligations (including the repayment of all Unpaid Drawings and the expiration or termination or cancellation of all outstanding Letters of Credit, other than Letters of Credit which have been cash collateralized pursuant to the terms of this Agreement) and termination of all Commitments hereunder, or (ii) upon the occurrence of the Collateral Release Date pursuant to Section 10.15(d) at the request of the U.S. Borrower, the Administrative Agent shall (and the Lenders hereby authorize the Administrative Agent to) execute and deliver (or authorize the U.S. Borrower to file) upon the written request and at the expense of the U.S. Borrower such releases (including Uniform Commercial Code termination statements) of Collateral as may be requested by the U.S. Borrower. In the event the Obligations shall have been repaid in full, the Commitments hereunder shall have been terminated and the U.S. Borrower shall have provided cash collateral as provided herein for all outstanding Letters of Credit, the U.S. Borrower shall cease to be bound by the provisions of Sections 9, 10 and 11.

14.21. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

14.22. USA Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower and each Guarantor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and each Guarantor and other information that will allow such Lender or Agent, as applicable, to identify each Borrower and each Guarantor in accordance with the Act.

14.23. Termination or Modification of Commitments under Original Credit Agreement. The parties hereto agree that on the Effective Date, the Commitments and obligations of any Lender (as defined in the Original Credit Agreement) under the Original Credit Agreement that is not also a Lender under this Credit Agreement shall be terminated.

Section 22. Amendments to Exhibits and Schedules. Schedule I-AA in the form of Exhibit A hereto, Schedule II-A in the form of Exhibit B hereto and Schedule 5.02(c) in the form of Exhibit C hereto are added to the Schedules to the Existing Credit Agreement in appropriate order and Exhibit B-5 in the form of Exhibit D hereto is added to the Exhibits to the Existing Credit Agreement in appropriate order.

Section 23. Representations and Warranties. In order to induce the Administrative Agent, the Existing Lenders and the Joining Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent, the Existing Lenders and the Joining Lenders as follows:

(a)	As of the First Amendment Effective Date and after giving effect to the borrowings of the 2008 Incremental Term Loans (i) there does not exist any Default or Event of Default, (ii) there does not exist any Senior Note Indenture Default and (iii) all representations and warranties contained in this Amendment, in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the First Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be true and correct in all material respects only as of such specified date and it being understood and agreed that (i) references in Section 8.05(a) of the Existing Credit Agreement to “December 31, 2006” shall be deemed to also include a reference to “December 31, 2007”), and (ii) references in Section 8.05(b) to “Revolving Loan” shall be deemed to also include a reference to “2008 Incremental Term Loan”).

(b)	This Amendment has been duly authorized, executed and delivered by all Credit Parties party hereto and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

Section 24. Conditions. This Amendment and the 2008 Incremental Term Loan Commitments herein provided shall become effective upon the satisfaction of the following conditions on or before April 30, 2008, except the changes to Section 14.11(d) of the Existing Credit Agreement shall become effective on the date this Amendment is executed and delivered by the U.S. Borrower and the Administrative Agent:

(a)	The representations and warranties in Section 23 of this Amendment shall be true and correct.

(b)	The Administrative Agent shall have received payment in immediately available funds of an arrangement fee (which fee the U.S. Borrower agrees is fully earned and nonrefundable) for its own account in an amount agreed upon by the U.S. Borrower and the Administrative Agent.

(c)	The Administrative Agent shall have received for the benefit of each 2008 Incremental Term Loan Lender payment in immediately available funds of an upfront fee (which fee the U.S. Borrower agrees is fully earned and nonrefundable) equal to 1.00% of the 2008 Incremental Term Loan Commitment of such 2008 Incremental Term Loan Lender.

(d)	The Administrative Agent shall have received such documents, instruments, certificates, projections and opinions relating to the 2008 Incremental Term Loans that are relevant to the 2008 Incremental Term Loans and comparable to those delivered under Sections 6.01, 6.02 (opinions of Canadian counsel, however, may be limited to existence, power and authority, due authorization, execution and delivery and no violation or conflict with organizational documents), 6.03 (secretary’s certificates, however, may certify that there have been no changes to documents previously delivered to the Administrative Agent under the Existing Credit Agreement rather than attaching such documents), 6.04, 6.10(a) and 6.11 of the Existing Credit Agreement and a certificate of an Authorized Officer of the U.S. Borrower that the insurance maintained by the U.S. Borrower and its Subsidiaries complies with the provisions of Section 10.04.

(e)	Since December 31, 2007, nothing shall have occurred (and neither the Administrative Agent nor any of the 2008 Incremental Term Loan Lenders shall have become aware of any facts, conditions or other information not previously known) which the Administrative Agent or the Required Tranche Lenders in respect of the 2008 Incremental Term Loans shall determine has had, or believe could reasonably be expected to have, a Material Adverse Effect.

(f)	On the First Amendment Effective Date, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the Credit Documents to occur on or prior to the First Amendment Effective Date.

(g)	On the First Amendment Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened (i) with respect to any Credit Document or the transactions contemplated thereby or (ii) which the Administrative Agent or the Required Tranche Lenders in respect of the Incremental 2008 Term Loans shall determine could reasonably be expected to have a Material Adverse Effect.

Section 25. Credit Document. This Amendment shall constitute a Credit Document.

Section 26. Agreements of Joining Lenders. By its execution of this Amendment, each Joining Lender hereby confirms and agrees that, on and after the First Amendment Effective Date, it shall be and become a party to the Credit Agreement as a 2008 Incremental Term Loan Lender, and shall have all of the rights and be obligated to perform all of the obligations of a 2008 Incremental Term Loan Lender thereunder with the 2008 Incremental Term Loan Commitment applicable to such 2008 Incremental Term Loan Lender identified on Exhibit A attached hereto. Each Joining Lender further (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a 2008 Incremental Term Loan Lender under the Credit Agreement, (ii) it is sophisticated with respect to decisions to acquire assets of the type presented by its 2008 Incremental Term Loan Commitment and either it, or the Person exercising discretion in making its decision to acquire such asset, is experienced in acquiring assets of such type, (iii) it has received a copy of the Existing Credit Agreement and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 10.11 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to acquire such asset, (iv) it has independently and without reliance upon the Administrative Agent or any Lender or 2008 Incremental Term Loan Lender, or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and its own decision to enter into this Amendment and to purchase such asset, (v) it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its activities, that it will participate under the Credit Agreement as a 2008 Incremental Term Loan Lender for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a 2008 Incremental Term Loan Lender thereunder and (vi) if it is a Foreign Lender, any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, has been duly completed and executed by such Joining Lender and delivered to the Administrative Agent, and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, or any Existing Lender or other Joining Lender, or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and its own decisions in taking or not taking action under or based upon the Credit Agreement, any other Credit Document or any related agreement or any document furnished thereunder, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a 2008 Incremental Term Loan Lender. On and after the First Amendment Effective Date, all references to the “Lenders” in the Credit Agreement shall be deemed to include the Joining Lenders, provided that the Joining Lenders shall have the rights and obligations of 2008 Incremental Term Loan Lenders and not rights and obligations of RL Lenders as such.

Section 27. Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments, agreements and acknowledgements set forth herein and hereby confirms and ratifies in all respects the Subsidiaries Guaranty (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments, agreements and acknowledgements contemplated hereby, including, without limitation, such Guarantor’s payment and performance obligations with respect to all 2008 Incremental Term Loans) and the enforceability of the Subsidiaries Guaranty against such Guarantor in accordance with its terms. Each Guarantor agrees Section 1 of the Subsidiaries Guaranty is amended and restated as of the First Amendment Effective Date in its entirety to read as follows:

1. Each Guarantor, jointly and severally, absolutely, irrevocably and unconditionally guarantees: (i) to the Lender Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of and interest on the Term Notes (including the 2008 Incremental Term Loan Notes and the Revolving Notes issued by, and the Revolving Loans and Term Loans (including the 2008 Incremental Term Loans) made to, each Borrower under the Credit Agreement and the reimbursement obligations in respect of all Letters of Credit and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrowers to the Lender Creditors under the Credit Agreement and each other Credit Document to which any of the Borrowers is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and each such other Credit Document and the due performance and compliance by the Borrowers with all of the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Document (all such principal, interest, liabilities and obligations being herein collectively called the “Credit Agreement Obligations”); and (ii) to each Other Creditor, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by the Borrower under any Guaranteed Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Guaranteed Hedging Agreements (all such obligations and liabilities being herein collectively called the “Other Obligations” and, together with the Credit Agreement Obligations, are herein collectively called the “Guaranteed Obligations”). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against any other Guarantor, against any Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

Section 28. Consent of Pledgors. Each Pledgor hereby consents, acknowledges and agrees to the amendments, agreements and acknowledgements set forth herein and hereby confirms and ratifies in all respects the Pledge and Security Agreement (including without limitation the continuation of such Pledgor’s pledge, payment and performance obligations thereunder upon and after the effectiveness of this Amendment and the amendments, agreements and acknowledgements contemplated hereby, including without limitation, such Pledgor’s pledge, payment and performance obligations with respect to all 2008 Incremental Term Loans) and the enforceability of the Pledge and Security Agreement against such Pledgor in accordance with its terms. Each Pledgor confirms that the Credit Document Obligations (as defined in the Pledge and Security Agreement) include obligations in respect of the 2008 Incremental Term Loans and all other Term Loans.

Section 29. Consent of Administrative Agent and Existing Lenders. Pursuant to Section 2.16(d) of the Existing Credit Agreement, the Administrative Agent hereby consents, acknowledges and agrees to the terms of this Amendment. Each Existing Lender party hereto consents to the terms of this Amendment.

Section 30. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Existing Credit Agreement and all other Credit Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.

Section 31. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 32. Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 14.07 of the Existing Credit Agreement.

Section 33. Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

Section 34. References. All references in any of the Credit Documents to the Existing Credit Agreement shall mean the Credit Agreement, as amended hereby and as further amended, supplemented or otherwise modified from time to time.

Section 35. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Credit Parties, the Administrative Agent, each 2008 Incremental Term Loan Lender, each other Lender, and their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in Section 14.03 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

Address:
6903 Rockledge Drive, Suite 1500	HOST HOTELS & RESORTS, L.P.
Bethesda, Maryland 20817	By:	Host Hotels & Resorts, Inc.,
Telecopier No.: (240) 744-5154		its General Partner
Attention: General Counsel, Dept. 923

with a copy to:	By:	/s/ Larry K. Harvey
	Name:	Larry K. Harvey
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
6903 Rockledge Drive, Suite 1500
Bethesda, Maryland 20817
Telecopier No.: (240) 744-5810
Attention: Treasurer, Dept. 916

(same as above)	HOST HOLDING BUSINESS TRUST

	By:	/s/ Larry K. Harvey
	Name:	Larry K. Harvey
	Title:	President

(same as above)	CALGARY CHARLOTTE PARTNERSHIP

	By:	HMC Charlotte (Calgary) Company and HMC
Grace (Calgary) Company, its General Partners
HMC TORONTO AIR COMPANY
HMC TORONTO EC COMPANY
HMC AP CANADA COMPANY

	By:	/s/ Larry K. Harvey
	Name:	Larry K. Harvey
	Title:	President

THE GUARANTORS AND PLEDGORS LISTED ON SCHEDULE 1 HERETO

/s/ Larry K. Harvey
By:	Larry K. Harvey
Title:	President of each Guarantor

DEUTSCHE BANK AG NEW YORK BRANCH,
Individually and as Administrative Agent

By:	/s/ Linda Wang
Name:	Linda Wang
Title:	Director

By:	/s/ James Rolison
Name:	James Rolison
Title:	Managing Director

BANK OF AMERICA, N.A.
Individually and as Syndication Agent

By:	/s/ Lesa J. Butler
Name:	Lesa J. Butler
Title:	Senior Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Matthew Ricketts
Name:	Matthew Ricketts
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ David Applebaum
Name:	David Applebaum
Title:	Vice President

ROYAL BANK OF SCOTLAND, PLC

By:	/s/ William McGinty
Name:	William McGinty
Title:	Senior Vice President

BANK OF NOVA SCOTIA, NEW YORK AGENCY

By:	/s/ Robert Boese
Name:	Robert Boese
Title:	Managing Director

Exhibit A

Schedule I-AA

2008 INCREMENTAL TERM LOAN COMMITMENTS

(Note: this does not include any commitments for 2008 Incremental Term Loans that may be made pursuant to a Term Loan Supplement contemplated by the last paragraph of Section 2.01)

Name of 2008 Incremental Term Loan Lender	Dollar Amount of 2008 Incremental Term Loan Commitment		Applicable Percentage (approximate)
Deutsche Bank AG New York Branch		$50 million	30.03%
Bank of America, N.A.		$25 million	15.15%
Bank of Nova Scotia, New York Agency		$25 million	15.15%
Royal Bank of Scotland, plc		$25 million	15.15%
Wachovia Bank, National Association		$25 million	15.15%
The Bank of New York		$15 million	9.09%
Total	U.S. $	165,000,000	100.00%

Exhibit B

2008 INCREMENTAL TERM LOAN LENDER ADDRESSES AND APPLICABLE LENDING OFFICES

SCHEDULE II-A

LENDER ADDRESSES AND APPLICABLE LENDING OFFICES

Lender	Address
Deutsche Bank AG New York Branch

200 Crescent Court, Suite 550

Dallas, Texas 75201

Attention: Linda Davis

Telephone: (214) 740-7904

Facsimile: (214) 740-7910

cc:

60 Wall Street, 10th Floor

New York, New York 10005

Attention: Linda Wang

Telephone: (212) 250-2368

Facsimile: (212) 797-4996

Bank of America, N.A.	901 Main Street, 64th Floor Dallas, Texas 75202-3714 Attention: Lesa Butler Telephone: (214) 209-1506 Facsimile: (214) 209-0085

The Bank of Nova Scotia, New York Agency	One Liberty Plaza, 165 Broadway 25th Floor New York, NY 10006 Attention: George Sherman Telephone: (212) 225-5250 Facsimile: (212) 225-5166

The Royal Bank of Scotland plc,	101 Park Avenue New York, NY 10178 Attention: Tim McNaught Telephone: (212) 401-3624 Facsimile: (212) 401-3456

Wachovia Bank, National Association	301 S. College Street NC 0172 Charlotte, NC 28288-0172 Attention: Matthew Ricketts Telephone: (704) 374-4248 Facsimile: (704) 715-0065

The Bank of New York	One Wall Street, 21st Floor New York, New York 10286 Attention: David Applebaum Telephone: (212) 635-7320 Facsimile: (212) 809-9526

Exhibit C

Schedule 5.02(c)

Illustration of Operation of Section 5.02(c)

Application of Section 5.02(c) using the following assumptions: (a) no payments are made under clause (y) of Section 5.02(c)(II) and (b) the outstanding amount of Term Loans (assumed to be $200,000,000) and the Revolving Loan Commitments (assumed to be $600,000,000) at the time of determination are 25% and 75%, respectively, of the sum of outstanding amount of Term Loans plus Revolving Loan Commitments ($800,000,000).

A	B	C
Amount of Asset Sale	Revolving Loan Commitments are $600 million; outstanding amount of Revolving Loans is $600 million; Term Loans are $200 million	Revolving Loan Commitments are $600 million; outstanding amount of Revolving Loans is $200 million; Term Loans are $200 million

$100 million

EXISTING CREDIT AGREEMENT:

Under 5.02(c)(i): Revolving Loan Commitments would be reduced from $600 million to $500 million; $100 million of Revolving Loans would be repaid

Under 5.02(c)(ii): doesn’t apply since no extra proceeds above $100 million.

AMENDMENT:

Under 5.02(c)(i) - $25 million would repay Term Loans. Revolving Loan Commitments would be reduced from $600 million to $525 million. The $600 million outstanding Revolving Loans would be repaid by $75 million.

Same as Column B

$300 million

EXISTING CREDIT AGREEMENT:

Under 5.02(c)(i): Revolving Loan Commitments would be reduced from $600 million to $500 million; $100 million of Revolving Loans would be repaid.

Under 5.02(c)(ii): The remaining $200 million of sale proceeds would further reduce the Revolving Loan Commitments to $300 million. An additional $200 million of Revolving Loans would be repaid.

AMENDMENT:

Under 5.02(c)(i): About $133 million is necessary to be applied to the Revolving Loan Commitments and Term Loans (75/25) to effect a $100 million reduction of the Revolving Loan Commitments. The Revolving Loan Commitments would be reduced from $600 million to $500 million and $100 million of Revolving Loans would be repaid. About $33 million of Term Loans would be repaid.

Under 5.02(c)(ii): There is $167 million remaining after application above. The $167 million is applied (75/25) to

EXISTING CREDIT AGREEMENT:

Under 5.02(c)(i): same as Column B

Under 5.02(c)(ii): same, except only an additional $100 million of Revolving Loans would be repaid since there is only $100 million left outstanding after application of 5.02(c)(i) above.

AMENDMENT

Under 5.02(c)(i): Same as Column B

Under 5.02(c)(ii): There is $167 million remaining after application above. The $167 million is applied (75/25) to further reduce the Revolving Loan Commitments (and

further reduce the Revolving Loan Commitments (and prepay Revolving Loans) and to prepay Term Loans. The result is that the Revolving Loan Commitments would be further reduced by $125 million to $375 million and $125 million of Revolving Loans would be repaid. About $42 million of Term Loans would be repaid.	prepay Revolving Loans) and to prepay Term Loans. The result is that the Revolving Loan Commitments would be further reduced by $125 million to $375 million and $100 million (rather than $125 million in Column B since there are only $100 million of Revolving Loans outstanding after application of the proceeds under 5.02(c)(i) above1) of Revolving Loans would be repaid. About $42 million of Term Loans would be repaid.

[1]	The extra $25 million may be retained by the applicable Borrower without any requirement for application pursuant to Section 5.02(e) to prepay any outstanding loans.

Exhibit D

EXHIBIT B-5

FORM OF 2008 INCREMENTAL TERM LOAN NOTE

PRINCIPAL SUM: $

PAYEE:

DATE:                 , 20

NEW YORK, NEW YORK

FOR VALUE RECEIVED, HOST HOTELS & RESORTS, L.P., a Delaware limited partnership (the “Borrower”), hereby promises to pay to the order of the Payee set forth above or its registered assigns (the “Lender”), in lawful money of the United States of America and in immediately available funds, at the appropriate Payment Office (as defined in the Credit Agreement referred to below) of Deutsche Bank AG New York Branch (the “Administrative Agent”) on the Maturity Date (as defined in the Credit Agreement) the Principal Sum set forth above.

The Borrower also promises to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 2.09 of the Credit Agreement.

This Note is one of the 2008 Incremental Term Loan Notes referred to in that certain Second Amended and Restated Credit Agreement, dated as of May 25, 2007, among the Borrower, the U.S. Subsidiary Borrower named therein, each Canadian Revolving Loan Borrower from time to time party thereto, the lenders from time to time party thereto (including the Lender) and Deutsche Bank AG New York Branch, as Administrative Agent (as amended, modified or supplemented from time to time, the “Credit Agreement”), and is subject to the terms and conditions of, and entitled to the benefits of, the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Maturity Date, in whole or in part, as provided in the Credit Agreement.

In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be or may become due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

HOST HOTELS & RESORTS, L.P.

By:	Host Hotels & Resorts, Inc., its General Partner

By
Name
Title:

Schedule 1

GUARANTORS AND PLEDGORS

GUARANTORS

AIRPORT HOTELS LLC

AMELIATEL

By:	HMC AMELIA I LLC and HMC AMELIA II LLC,
its General Partners

BRE/SWISS, L.L.C.

CALGARY CHARLOTTE HOLDINGS COMPANY

CALGARY CHARLOTTE PARTNERSHIP

By:	HMC CHARLOTTE (CALGARY) COMPANY and HMC GRACE (CALGARY) COMPANY,
its General Partners

CHESAPEAKE HOTEL LIMITED PARTNERSHIP

By:	HMC PLP LLC,
its General Partner

CINCINNATI PLAZA LLC

CITY CENTER HOTEL LIMITED PARTNERSHIP

By:	HOST LA JOLLA LLC,
its General Partner

DURBIN LLC

EAST SIDE HOTEL ASSOCIATES, L.P.

By:	HMC EAST SIDE LLC,
its General Partner

FERNWOOD HOTEL LLC

HMC AMELIA I LLC

HMC AMELIA II LLC

HMC AP CANADA COMPANY

HMC AP GP LLC

HMC AP LP

By:	HMC AP GP LLC,
its General Partner

HMC ATLANTA LLC

HMC BCR HOLDINGS LLC

HMC BURLINGAME LLC

HMC CAMBRIDGE LLC

HMC CAPITAL LLC

HMC CAPITAL RESOURCES LLC

HMC CHARLOTTE (CALGARY) COMPANY

HMC CHARLOTTE GP LLC

HMC CHARLOTTE LP

By:	HMC CHARLOTTE GP LLC,
its General Partner

HMC CHICAGO LLC

HMC CHICAGO LAKEFRONT LLC

HMC COPLEY LLC

HMC DESERT LLC

HMC DIVERSIFIED AMERICAN HOTELS, L.P.

By:	HMC DIVERSIFIED LLC,
its General Partner

HMC DIVERSIFIED LLC

HMC EAST SIDE LLC

HMC EAST SIDE II LLC

HMC GATEWAY LLC

HMC GEORGIA LLC

HMC GRACE (CALGARY) COMPANY

HMC GRAND LLC

HMC HANOVER LLC

HMC HEADHOUSE FUNDING LLC

HMC HOST RESTAURANTS LLC

HMC HOTEL DEVELOPMENT LLC

HMC HPP LLC

HMC HT LLC

HMC IHP HOLDINGS LLC

HMC JWDC LLC

HMC KEA LANI LLC

HMC LENOX LLC

HMC MANHATTAN BEACH LLC

HMC MARKET STREET LLC

HMC MAUI LLC

HMC MEXPARK LLC

HMC NGL LLC

HMC O’HARE SUITES GROUND LLC

HMC OLS I L.P.

By:	HMC OLS I LLC,
its General Partner

HMC OLS I LLC

HMC OLS II L.P.

By:	HMC OLS I LLC,
its General Partner

HMC PACIFIC GATEWAY LLC

HMC PARK RIDGE LLC

HMC PLP LLC

HMC POLANCO LLC

HMC POTOMAC LLC

HMC PROPERTIES I LLC

HMC PROPERTIES II LLC

HMC PROPERTY LEASING LLC

HMC RESTON LLC

HMC RETIREMENT PROPERTIES, L.P.

By:	DURBIN LLC,
its General Partner

HMC SBM TWO LLC

HMC SEATTLE LLC

HMC SFO LLC

HMC SUITES LIMITED PARTNERSHIP

By:	HMC SUITES LLC,
its General Partner

HMC SUITES LLC

HMC SWISS HOLDINGS LLC

HMC TORONTO AIR COMPANY

HMC TORONTO AIRPORT GP LLC

HMC TORONTO AIRPORT LP

By:	HMC TORONTO AIRPORT GP LLC,
its General Partner

HMC TORONTO EC COMPANY

HMC TORONTO EC GP LLC

HMC TORONTO EC LP

By:	HMC TORONTO EC GP LLC,
its General Partner

HMC/INTERSTATE MANHATTAN BEACH, L.P.

By:	HMC MANHATTAN BEACH LLC,
its General Partner

HMH GENERAL PARTNER HOLDINGS LLC

HMH MARINA LLC

HMH PENTAGON LLC

HMH RESTAURANTS LLC

HMH RIVERS LLC

HMH RIVERS, L.P.

By:	HMH RIVERS LLC,
its General Partner

HMH WTC LLC

HOST ATLANTA PERIMETER GROUND LLC

HOST CAPITOL HILL LLC

HOST CINCINNATI II LLC

HOST CINCINNATI HOTEL LLC

HOST DALLAS QUORUM GROUND LLC

HOST FINANCING LLC

HOST FOURTH AVENUE LLC

HOST HOUSTON BRIAR OAKS, L.P.

By:	HOST REALTY PARTNERSHIP, L.P.,
(By: HST I LLC, its General Partner),
its General Partner

HOST INDIANAPOLIS I LLC

HOST LA JOLLA LLC

HOST LOS ANGELES LLC

HOST MISSION HILLS, L.L.C.

HOST MISSION HILLS II LLC

HOST MISSION HILLS HOTEL LLC

HOST NEEDHAM LLC

HOST NEEDHAM II LLC

HOST NEEDHAM HOTEL LLC

HOST OF BOSTON, LTD.

By:	AIRPORT HOTELS LLC,
its General Partner

HOST OF HOUSTON 1979

By:	AIRPORT HOTELS LLC and HOST OF HOUSTON, LTD.,
(By: AIRPORT HOTELS LLC, its General Partner),
its General Partners

HOST OF HOUSTON, LTD.

By:	AIRPORT HOTELS LLC,
its General Partner

HOST PARK RIDGE LLC

HOST REALTY LLC

HOST REALTY COMPANY LLC

HOST REALTY HOTEL LLC

HOST REALTY PARTNERSHIP, L.P.

By:	HST I LLC,
its General Partner

HOST TUCSON LLC

HOST WALTHAM LLC

HOST WALTHAM II LLC

HOST WALTHAM HOTEL LLC

HST LT LLC

HST I LLC

IHP HOLDINGS PARTNERSHIP, L.P.

By:	HMH GENERAL PARTNER HOLDINGS LLC,
its General Partner

IVY STREET LLC

IVY STREET HOPEWELL LLC

MARKET STREET HOST LLC

NEW MARKET STREET LP

By:	HMC MARKET STREET LLC,
its General Partner

PHILADELPHIA AIRPORT HOTEL LLC

PM FINANCIAL LLC

PM FINANCIAL LP

By:	PM FINANCIAL LLC,
its General Partner

POTOMAC HOTEL LIMITED PARTNERSHIP

By:	HMC POTOMAC LLC,
its General Partner

PRM LLC

ROCKLEDGE HOTEL LLC

S.D. HOTELS LLC

SANTA CLARA HMC LLC

SOUTH COAST HOST HOTEL LLC

STARLEX LLC

TIMES SQUARE GP LLC

TIMES SQUARE LLC

WELLSFORD-PARK RIDGE HMC HOTEL LIMITED PARTNERSHIP

By:	HOST PARK RIDGE LLC,
its General Partner

YBG ASSOCIATES LLC

PLEDGORS:

HOST HOTELS & RESORTS, L.P.

By:	HOST HOTELS AND RESORTS, INC.
its General Partner

AIRPORT HOTELS LLC

HMC CAPITAL RESOURCES LLC

HMC MANHATTAN BEACH LLC

HMC AMELIA I LLC

HMC AMELIA II LLC

HMC AP LP

By:	HMC AP GP LLC,
its General Partner

HMC AP GP LLC

HMC CAPITAL LLC

HMC OLS I LLC

HMC OLS I L.P.

By:	HMC OLS I LLC,
its General Partner

HOST OF HOUSTON, LTD.

By:	AIRPORT HOTELS LLC,
its General Partner

HMC DIVERSIFIED LLC

HMC HPP LLC

HMC SUITES LLC

PM FINANCIAL LLC

HMH RIVERS LLC

HMC CHARLOTTE (CALGARY) COMPANY

HMC CHARLOTTE LP

By:	HMC CHARLOTTE GP LLC,
its General Partner

HMC CHARLOTTE GP LLC

HMC GRACE (CALGARY) COMPANY

HMC PALM DESERT LLC

HMC EAST SIDE II LLC

HMC EAST SIDE LLC

HOST LA JOLLA LLC

HOST PARK RIDGE LLC

PRM LLC

HMC PLP LLC

HMC MEXPARK LLC

DURBIN LLC

HMC RETIREMENT PROPERTIES, L.P.

By:	DURBIN LLC,
its General Partner

HMC POTOMAC LLC